UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

Gen-Probe Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49834	33-0044608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 410-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsection (b) of Item 5.02 of Form 8-K.

At a regularly-scheduled meeting of the Board of Directors of Gen-Probe Incorporated (the “Company”) on November 9, 2011, Henry L. Nordhoff informed the Board that he will retire as a director effective December 31, 2011. Mr. Nordhoff has served as a director of the Company for more than seventeen years, since July 1994, and as Chairman of the Board since September 2002. Mr. Nordhoff previously served as President and Chief Executive Officer of the Company for almost 15 years, from July 1994 to May 2009. The Company has entered into an agreement with Mr. Nordhoff whereby he will serve as a consultant to the Board of Directors during the year following his retirement from the Board, subject to certain termination rights of each party.

On November 10, 2011, the Board elected Carl W. Hull, President and Chief Executive Officer and a director, to serve as Chairman of the Board as of Mr. Nordhoff’s retirement on December 31, 2011. Mr. Hull joined the Company in 2007 as Executive Vice President and Chief Operating Officer, was promoted to President in 2008, and was appointed CEO in 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2011		GEN-PROBE INCORPORATED

	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary

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